Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Exponent, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-31830, 333-67806, 333-99243, 333-106105, 333-117108, 333-128141, 333-138618, 333-151238, and 333-184058) on Form S-8 of Exponent, Inc. of our report dated February 24, 2017, with respect to the consolidated balance sheets of Exponent, Inc. as of December 30, 2016 and January 1, 2016, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 30, 2016, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 30, 2016, which report appears in the December 30, 2016 annual report on Form 10-K of Exponent, Inc.

Our report refers to a change in the method of accounting for excess tax benefits and tax deficiencies related to stock-based compensation as well as forfeitures of share-based awards.

/s/ KPMG LLP

San Francisco, California
February 24, 2017